CONFIRMING STATEMENT
	This Statement confirms that the undersigned, Richard J. Pinola, has authorized and designated each of Susan Hyde, James Fitzgerald, and Charles Keyser, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Corporate Property
Associates 15, Incorporated, Corporate Property Associates 16 - Global,
Incorporated and Corporate Property Associates 17 - Global, Incorporated.  The
authority of Susan Hyde, James Fitzgerald, and Charles Keyser, under this
Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Corporate Property Associates 15, Incorporated, Corporate
Property Associates 16 - Global, Incorporated and Corporate Property Associates
17 - Global, Incorporated, unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde, James Fitzgerald, and Charles Keyser are not assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

/s/ Richard J. Pinola
Signature


Richard J. Pinola
Print Name


June 12, 2008
Date